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                                                                 EXHIBIT 10.3


                             AMENDMENT NO. 3 TO THE
                     DELL COMPUTER CORPORATION 401(k) PLAN


         Pursuant to the authority of the Board of Directors of Dell Computer Corporation, and the provisions of Article XVI thereof, the Dell Computer Corporation 401(k) Plan is hereby amended, effective as of the dates specified herein, in the following respects only:

         (1) Article II, Section II.1, subsection (ww), is hereby amended, effective as of January 1, 1993, to read as follows:

                 "(ww) "Rollover Contribution" shall mean a transfer or contribution to the Plan of all or a portion of an eligible rollover distribution (within the meaning of section 402(c)(4) of the Code) from an Employee's trust described in section 401(a) of the Code that is exempt from tax under section 501(a) thereof or an annuity plan described in section 403(a) of the Code and any earnings thereon (whether such contribution is paid directly by the Employee, from such trust or annuity plan, or from an individual retirement account, individual retirement annuity, or retirement bond) in a manner which would constitute either an eligible rollover distribution within the meaning of section 402(c)(4) of the Code, a rollover contribution within the meaning of Section 402(c)(5) or 408(d)(3)(A)(ii) of the Code, or a rollover amount within the meaning of Section 403(a)(4) of the Code, or would constitute a direct trustee-to-trustee transfer, including a direct transfer within the meaning of Section 401(a)(31) of the Code. Notwithstanding the foregoing provisions of this Section, except as may be expressly authorized by the Administration Committee, no transfer to this Plan of an amount described in the immediately preceding sentence shall be permitted in the form of a direct trustee-to-trustee transfer if such amount is attributable, directly or indirectly, to a transfer from a defined benefit plan (within the meaning of section 414(j) of the Code), a defined contribution plan (within the meaning of section 414(i) of the Code) subject to the minimum funding standards of section 412 of the Code, or a defined contribution plan that is otherwise subject to Code sections 401(a)(11) and 417."

         (2) Article XI is hereby amended in its entirety, effective as of January 1, 1993, to read as follows:

                                  "ARTICLE XI
                                     LOANS

                 XI.1 Loans to Participants: Basic Terms and Limits. Within the following limits, and if and when the Administration Committee decides to permit





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         Plan loans, the Administration Committee may authorize the Trustee to make a loan from the Plan to any Participant or Former Participant (for purposes of this Article XI only, collectively referred to as "Participant") who is either an Eligible Employee on the date on which the loan is made, or a 'party in interest', as such term is defined in
         Section 3(14) of the Act ("Party in Interest"), such loan, when added to the outstanding balance (as of the day before the date of such loan) of all other such loans to the Participant, not to exceed the lesser of:

                          (a) Fifty Thousand Dollars ($50,000), reduced by the excess, if any, of (i) the highest outstanding balance of loans to such Participant from the Plan during the twelve (12) consecutive month period ending on the day before the date such loan is made, over
         (ii) the outstanding balance of loans to such Participant from the Plan on the day before the date such loan is made, or

                          (b)     one-half (1/2) of the value of the
         Participant's Vested Accrued Benefit.

                 The limitation on the loans that may be made from this Plan shall be calculated to take into account the Participant's nonforfeitable benefits and loans under all plans of any entity with which the Employer must be aggregated for purposes of sections 414(b),
         (c), (m) or (o) of the Code, with all such plans to be treated as a single plan. For purposes of this Section 11.1, the value of a Participant's Vested Accrued Benefit shall be determined as of the Valuation Date coincident with or immediately preceding the date on which the loan is made.

                 Except as provided in the next sentence, each loan to a Participant shall by its terms require repayment within five (5) years from the date on which it is made. There need be, however, no five
         (5) year limit to any loan that is used to acquire any dwelling unit which within a reasonable time is to be used as a principal residence of the Participant. The reasonableness of the time specified in the preceding sentence shall be determined as of the date the loan is made, and loans to be used to acquire a dwelling unit as provided above shall in all events require repayment within a reasonable time. Notwithstanding the above, all loans, other than a loan outstanding to a Party in Interest, shall be accelerated and immediately due in full upon a Participant's termination of Service. All loans shall be made at interest rates then currently prevalent for loans from a commercial lending institution for a purpose similar to the purpose for which the loan is being made and shall be adequately secured. Except as may be allowed under regulations promulgated by the Secretary of the Treasury and uniformly applied by the Administration Committee, all loans shall be made on the basis of substantially level amortization over the term of the loan, with payments due not less frequently





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         than quarterly.  Loans, if made hereunder, shall be made available on a uniform and nondiscriminatory basis to all Participants who are either Eligible Employees on the date on which a loan is made, or Parties in Interest.

                 XI.2. Instruments and Security for Loans. Each loan hereunder shall be evidenced by a promissory note and secured by a security agreement, mortgage, deed of trust, or such other security instruments as the Administration Committee may require. All such instruments shall contain, in addition to the provisions specifically required by this Article XI, such repayment, default, and remedial terms as may be determined by the Administration Committee. Security for loans hereunder shall be provided by the pledge of all or a portion of a Participant's Vested Accrued Benefit and the pledge of such additional collateral, including a Participant's entire Vested Accrued Benefit, as the Administration Committee may require. Further, if because of a decrease in the value of a Participant's Vested Accrued Benefit, the Administration Committee believes a loan to be inadequately secured, it shall either require the Participant to post security in addition to the value of his Vested Accrued Benefit or demand accelerated, including immediate, payment of the loan. An assignment for security of a Participant's Vested Accrued Benefit shall be limited as provided in Section 14.6 hereof. The default provisions of the instruments relating to a loan shall provide that upon default a loan may be set off against the Participant's Accounts at the earliest time at which a distribution from the Plan is permitted. Solely for purposes of setting off account balances upon default of a Plan loan, pursuant to this Section 11.2, Employee Contributions (but not earnings thereon) and Rollover Contributions are deemed to be distributable at any time, and Employer Profit Sharing Contributions, Employer Matching Contributions, and earnings on Employee Contributions, Employer Profit Sharing Contributions and Employer Matching Contributions are deemed to be distributable when such funds have been allocated to the Participant's Account for at least two (2) years.

                 The Administration Committee shall provide for the repayment of the loan through payroll deduction over the term of the loan, and, if applicable, by payment by a Party in Interest to the Trust following such Participant's termination of Service.

                 Each promissory note and security instrument shall be delivered to the Trustee for the benefit of the Trust Fund. The amount borrowed by a Participant shall be considered an investment of the Trust Fund and shall be made by the Trustee from such Investment Fund or Funds or such combination thereof as is deemed appropriate by the Administration Committee, in its sole and absolute discretion. The interest on the loan shall be allocated to the appropriate





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         Investment Fund or Funds and any losses incurred as a result of the making of the loan shall also be allocated to such Investment Fund or Funds. For purposes of allocating Trust earnings and losses pursuant to Section 6.3 or 6.4, the borrowing Participant's Account or Accounts shall not be decreased by the amount of the loan made to the Participant.

                 XI.3. Payment of Expenses. If a Participant's application for a loan is approved, the Participant shall be required to pay all reasonable and necessary expenses incurred in the making and administration of the loan, including, but not limited to, attorney's fees. The amount to be paid shall be determined by the Administration Committee and shall be paid at the time and in the form prescribed thereby."

         (3) Article VIII, Section VIII.5, is hereby amended, effective as of January 1, 1993, to read as follows:

                 "VIII.5. Lump Sum Cashout and Special Limitation on Involuntary Payment of Benefits. Notwithstanding the foregoing provisions of this Article VIII, upon termination of a Participant's Service (regardless of the reason for such termination), the Administration Committee shall direct the Trustee to distribute the Participant's Vested Accrued Benefit (provided that such Vested Accrued Benefits does not exceed $3,500), including a deemed distribution of $0, to the Participant or the Participant's Beneficiary in a lump sum as soon as is administratively feasible after the Valuation Date next following the Participant's termination of Service, but in no event earlier than the Valuation Date next following the Administration Committee's receipt of such Participant's election of a direct rollover, as provided in Section 8.12 hereof or, if no election is timely made, after lapse of the waiting period set forth in Section 1.402(c)-2T, Q&A-13 of the Treasury Regulations. If upon termination of a Participant's Service for any reason other than death the then value of the Participant's Vested Accrued Benefit exceeds $3,500, no distribution of the Participant's Vested Accrued Benefit to the Participant may occur prior to the Participant's attainment of age sixty-five (65) unless the Participant files with the Administration Committee, within the time period and in the manner prescribed by the Administration Committee, a written request for the payment of his Vested Accrued Benefit, such request expressly to consent to the payment. If the Participant timely files such a request, the Committee shall direct the Trustee to pay such amount to the Participant as soon as administratively feasible after the Valuation Date next following the Administration Committee's receipt of such request. Upon the Participant's death after termination of Service, payment of the Participant's Accrued Benefit shall be made in accordance with Section 8.1(c)."





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         (4)     Article VIII shall be amended, effective as of January 1,
1993, to add Article VIII.12, to read as follows:

                 "VIII.12.  Direct Rollover of Eligible Rollover Distributions:
         An individual who is entitled to a benefit hereunder, the distribution of which would qualify as an eligible rollover distribution (as defined in Section 401(a)(31)(C) of the Code) may, in lieu of receiving any payment or payments from the Plan, direct the Trustee to transfer all of such payment or payments (or any portion thereof in excess of $500) directly to the trustee of an eligible retirement plan (as defined in Section 401(a)(31)(D) of the Code). Such election must be made on a form provided by the Administration Committee for that purpose and received by the Administration Committee no later than ten
         (10) business days prior to the Valuation Date immediately preceding the date of distribution. An election which is made hereunder with respect to one payment in a series of periodic payments shall apply to all subsequent payments in that series, unless the distributee revokes such election. Any election made pursuant to this Section 8.12 may be revoked at any time prior to the date which is ten (10) business days prior to the Valuation Date immediately preceding the date of distribution. If an individual who is so entitled has not elected a direct rollover within the time and in the manner set forth above, such distributee shall be deemed to have affirmatively waived a direct rollover. A distributee who wishes to elect a direct rollover shall provide to the Administration Committee, within the time and in the manner prescribed by the Administration Committee, such information as the Administration Committee shall reasonably request regarding the eligible retirement plan to which the payment or payments are to be transferred. The Administration Committee shall be entitled to rely on the information so provided, and shall not be required to independently verify such information. The Administration Committee shall be entitled to delay the transfer of any payment or payments pursuant to this Section 8.12 until it has received all of the information which it has requested in accordance with this Section
         8.12. The provisions of this Section 8.12 shall not apply to any distribution in an amount which the Administration Committee reasonably anticipates to total less than $200 during a calendar year."


         IN WITNESS WHEREOF, and as conclusive evidence of the adoption of the foregoing instrument comprising Amendment No. 3 to the Dell Computer Corporation 401(k) Plan, the Company has caused its corporate seal to be affixed hereto and these presents to be duly





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executed in its name and behalf by its proper officers thereunto duly authorized this 24th day of February, 1993.


                                                   DELL COMPUTER CORPORATION



                                                   By:/s/ Sid Ferrales
                                                      ----------------------
ATTEST:


_________________________
                  (Title)





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STATE OF TEXAS            )
                          )
COUNTY OF TRAVIS          )

         BEFORE ME, the undersigned, a Notary Public in and for said County and State, on this 24th day of February, 1993, personally appeared Sid Ferrales, to me known to be the identical person who subscribed the name of DELL COMPUTER CORPORATION, as its Vice President, to the foregoing instrument and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such organization for the uses and purposes therein set forth.

         GIVEN UNDER MY HAND AND SEAL OF OFFICE, the day and year last above written.



                                                     /s/ Lisa Bay Rossa
                                                   --------------------------
                                                   Notary Public in and for
                                                      the State of Texas
My Commission Expires:

March 29, 1996

    (Notary Seal)





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